News Release

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For more information contact:

Media Relations:
Mike Muckian 262-879-5667

Investor Relations:
Dave DeClark 262-879-5316

For immediate release:
Apr. 25, 2006

Fiserv Reports Strong Earnings for First Quarter of 2006

Company Reaffirms Full Year Earnings Guidance

        Brookfield, Wis., Apr. 25, 2006—Fiserv, Inc. (Nasdaq: FISV), a leading provider of information management systems and services to the financial and health benefit industries, today reported strong revenues and earnings for the first quarter of 2006. Total revenues for the quarter increased 13% to $1,096.7 million compared to $973.1 million in 2005. First quarter earnings per share were $0.64 (including the effect of expensing share-based compensation of $0.05 per share) compared to $0.71 per share in 2005 (including $0.14 from a realized gain on investment and excluding $0.06 in pro forma share-based compensation). Adjusted earnings per share were $0.64 for the quarter compared to $0.52 for the first quarter of 2005.

        “Our first quarter results reflect the value of our mix of businesses which combined to deliver significant growth in revenue, earnings and cash flow,” said Jeff Yabuki, president and chief executive officer of Fiserv. “In addition, we continued to allocate our capital to build long term shareholder value. Specifically, we invested in initiatives that will provide future organic growth and, at the same time, returned almost $230 million to our shareholders through our stock buy back plan.”

        “For the remainder of 2006, we will continue to focus on building our organic growth capabilities across the enterprise. We remain confident in achieving our growth target for the year,” said Yabuki.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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Among other highlights for the first quarter:

•	The Company’s adjusted organic revenue growth rate for the quarter increased from 5% in 2005 to 7% in 2006. Fiserv’s financial segment adjusted organic growth rate rose to 8% compared to 5% in 2005;

•	Free cash flow was $143.3 million for the quarter, increasing 39% over the prior year comparable period primarily due to improved cash collections on accounts receivable;

•	Fiserv repurchased 5.4 million shares of its common stock in the first quarter of 2006 and had 7.7 million shares authorized for repurchase on March 31st, 2006;

•	The company was recognized by Fortune magazine as one of the newest Fortune 500 companies;

•	Fiserv's credit union group signed a new core system relationship with $3 billion asset Digital Credit Union, Marlborough, Mass., one of the top 20 U.S. credit unions;

•	CareGain signed its first hosted software agreement for its core consumer-directed health care technology with Health Net, Inc., a top 10 managed care company providing health benefits to approximately 6.3 million members; and

•	Fiserv was selected to provide services for the startup of Blue Healthcare Bank, which is an industrial bank in formation pending regulatory approval and currently operating under HealthBenefit Corporation. The new bank is being formed by the BlueCross and BlueShield Association and thirty two of thirty eight state and regional Blue Plans to provide consumer directed health program services to participating employers and insured members.

        Fiserv will provide the new “Blue” bank a core banking platform, card processing, item processing, and health savings, health reimbursement and flexible spending account administration, along with other supporting business process outsourcing services. “This agreement reflects Fiserv’s unique capabilities to serve the growing convergence of healthcare and financial services,” Yabuki said.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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OUTLOOK FOR 2006

        Fiserv reaffirmed its full-year 2006 earnings estimate to be within a range of $2.46 to $2.53 per share. The company also re-affirmed its 2006 adjusted internal revenue growth rates (excluding customer reimbursements and prescription product revenues) to be in the mid-single digits for the Financial and Investment segments and low to mid-single digits in the Health segment.

ACCOUNTING CHANGE

        On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R”) that requires companies to expense the value of employee stock purchase plans, stock option grants and similar awards. The Company adopted SFAS 123R under the modified prospective method, which requires the application of SFAS 123R in 2006 to new awards and to awards modified, repurchased, or cancelled after the effective date. Additionally, compensation cost for the portion of outstanding awards for which service has not been rendered (such as unvested options) that are outstanding as of January 1, 2006 shall be recognized as the remaining services are rendered.

        Share-based compensation expense for the first quarter of 2006 was $13.8 million, or $0.05 per share, and is estimated to be approximately $0.01 to $0.02 per share per quarter for the remainder of 2006 with a full year impact of $0.09 to $0.11 per share.

EARNINGS CONFERENCE CALL

        Fiserv will discuss the first quarter results on a conference call and Webcast at 4 p.m. Central on Tuesday, Apr. 25. To register for the event, go to www.fiserv.com and click on "Upcoming Events."

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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USE OF NON-GAAP FINANCIAL INFORMATION

        The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including free cash flow, internal revenue growth, adjusted operating margin and adjusted earnings per share, to provide investors a more complete understanding of the Company’s underlying operational results. These non-GAAP measures are indicators management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. As an example, the Company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to occur infrequently, such as the realized gain on sale of investment occurring in the first quarter of 2005. The Company believes this adjusted measure is more indicative of the Company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States.

ABOUT FISERV

        Fiserv, Inc. (Nasdaq: FISV), a Fortune 500 company, provides information management systems and services to the financial and health benefits industries. Leading services include transaction processing, outsourcing, business process outsourcing, software and systems solutions.

        The company serves more than 17,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2005 and 2004 FinTech 100 surveys.

        Fiserv Health provides health plan management, pharmacy benefits management and BPO services to the managed care market and self-funded commercial and government employers and health plans.

        Headquartered in Brookfield, Wis., Fiserv reported more than $4 billion in total revenue for 2005. For more information, please visit www.fiserv.com.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

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        This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the estimated earnings per share, internal revenue growth rates and share-based compensation expense for the full year 2006. Such forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the Corporation’s results include, among others, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors, general changes in economic conditions and other factors included in the Corporation’s filings with the SEC, including its Annual Report on Form 10-K. The Corporation assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

###

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

[GRAPHIC OMITTED]

FISERV, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Processing and services	$761,044	$693,986
Product	335,624	279,128

Total revenues	1,096,668	973,114

Expenses:
Cost of processing and services (1)	485,968	440,459
Cost of product	272,094	221,440
Selling, general and administrative (1)	145,653	123,199

Total expenses	903,715	785,098

Operating income	192,953	188,016
Interest expense - net	(6,106)	(3,662)
Realized gain from sale of investment (2)	--	43,452

Income from continuing operations,
before income taxes	186,847	227,806
Income tax provision	70,636	88,161

Income from continuing operations	116,211	139,645
Loss from discontinued operations, net of tax	--	(619)

Net income	$116,211	$139,026

Earnings per share:
Continuing operations	$0.64	$0.71
Discontinued operations	--	--

Total	$0.64	$0.71

Adjusted earnings per share - continuing operations:
Continuing operations	$0.64	$0.71
Less: Pro forma share-based compensation - SFAS 123R(3)	--	0.06
Less: Realized gain from sale of investment (2)	--	0.14

Adjusted earnings per share - continuing operations	$0.64	$0.52

Diluted shares used in computing earnings per share	181,783	195,495

(1)Share-based compensation expense for the first quarter of 2006 was $13.8 million ($0.05 per share) primarily due to the adoption of SFAS 123R on January 1, 2006, of which $2.8 million is included in cost of processing and services, and $11.0 million is included in selling, general and administrative expenses. If SFAS 123R had been adopted January 1, 2005, share-based compensation expense would have been $18.8 million in 2005, or $18.0 million higher than the $0.8 million of share-based compensation expense recorded in 2005.

(2)Represents the sale of the Company’s remaining 3.2 million shares of Bisys Group, Inc. common stock in the first quarter of 2005.

(3)Represents pro forma impact in 2005 of the incremental share-based compensation expense under SFAS No. 123R, which was adopted on January 1, 2006 under the modified prospective method.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

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FISERV, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$204,775	$184,471
Accounts receivable, less allowance for doubtful accounts	550,346	553,402
Prepaid expenses and other assets	117,862	105,782
Investments	2,098,265	2,126,538
Property and equipment - net	233,143	226,013
Intangible assets - net	597,462	593,808
Goodwill	2,287,302	2,249,502

TOTAL	$6,089,155	$6,039,516

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$268,973	$241,751
Accrued expenses	275,647	365,651
Accrued income taxes	64,421	4,266
Deferred revenues	244,031	240,105
Customer funds held and retirement account deposits	1,925,837	1,960,626
Deferred income taxes	169,175	165,992
Long-term debt	757,935	595,385

TOTAL LIABILITIES	3,706,019	3,573,776
SHAREHOLDERS' EQUITY
Preferred stock, no par value:
25,000,000 shares authorized; none issued	--	--
Common stock, $0.01 par value:
450,000,000 shares authorized;
197,772,804 and 197,507,892 shares issued	1,978	1,975
Additional paid-in capital	703,106	693,715
Accumulated other comprehensive income	3,467	1,321
Accumulated earnings	2,553,188	2,436,977
Treasury stock, at cost, 20,689,795 and 15,753,675 shares	(878,603)	(668,248)

TOTAL SHAREHOLDERS' EQUITY	2,383,136	2,465,740

TOTAL	$6,089,155	$6,039,516

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

[GRAPHIC OMITTED]

FISERV, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$116,211	$139,026
Adjustment for discontinued operations	--	619
Adjustments to reconcile net income to net cash
provided by operating activities:
Realized gain from sale of investments	--	(43,452)
Deferred income taxes	9,527	12,068
Share-based compensation	13,794	847
Income tax benefit from exercise of options	1,077	5,000
Depreciation and amortization	47,366	43,023
Changes in assets and liabilities, net of effects from
acquisitions and dispositions of businesses:
Accounts receivable	7,077	(25,774)
Prepaid expenses and other assets	(9,075)	3,874
Accounts payable and accrued expenses	(51,476)	(46,278)
Deferred revenues	5	(2,723)
Accrued income taxes	55,961	48,802

Net cash provided by operating activities	190,467	135,032

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalization of software
costs for external customers	(47,172)	(31,772)
Payment for acquisitions of businesses, net of cash acquired	(61,975)	(96,003)
Proceeds from sale of businesses, net of expenses paid	(1,246)	412,920
Investments	28,487	(611,463)

Net cash used in investing activities	(81,906)	(326,318)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) long-term debt - net	162,364	(7,156)
Issuance of common stock and treasury stock	13,050	9,648
Purchases of treasury stock	(228,882)	(106,681)
Customer funds held and retirement account deposits	(34,789)	499,076

Net cash (used in) provided by financing activities	(88,257)	394,887

Change in cash and cash equivalents	20,304	203,601
Beginning balance	184,471	516,127

Ending balance	$204,775	$719,728

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

[GRAPHIC OMITTED]

FISERV, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(Dollars in thousands, unaudited)

	Three Months Ended March 31,
Segment	2006	2005
Revenues:(1)(2)
Financial institution outsourcing, systems
and services ("Financial")	$781,091	$698,036
Health plan management services ("Health")	281,228	242,331
Investment support services ("Investment")	34,349	32,747

Total	$1,096,668	$973,114

Operating income:(1)
Financial	$166,169	$160,148
Health	20,753	22,266
Investment	6,031	5,602

Total	$192,953	$188,016

Operating margin:
Financial	21%	23%
Health	7%	9%
Investment	18%	17%

Total	18%	19%

Adjusted operating margin:(3)
Financial	24%	24%
Health	17%	18%
Investment	18%	15%

Total	23%	22%

(1)Included in the Financial segment results are early contract termination and assignment fees of $3.9 million for the three months ended March 31, 2006 compared to $14.9 million for the comparable period in 2005. This segment’s businesses generally enter into three- to five-year contracts with its clients that contain early contract termination fees. These fees are very unpredictable and can vary significantly from period to period based on the number and size of terminated contracts and how early in the contract term a contract is terminated.

(2) Included in the segment revenues and expenses for the first quarter of 2006 were $102.4 million and $1.7 million of customer reimbursements for the Financial and Health segments, respectively, and for the first quarter of 2005 were $89.5 million and $1.2 million for the Financial and Health segments, respectively. Customer reimbursements primarily consist of pass-through expenses such as postage and data communication costs and are included in both revenues and expenses.

(3)Adjusted operating margin excludes prescription product costs which are included in revenues and expenses in the Health segment of $154.1 million and $124.1 million in the first quarter of 2006 and 2005, respectively, excludes customer reimbursements noted in footnote 2 in both periods and includes the pro forma share-based compensation expense (SFAS 123R) impact to the first quarter of 2005 of $16.3 million, $1.1 million and $0.5 million for the Financial, Health and Investment segments, respectively. The first quarter of 2006 operating income and actual and adjusted operating margin include the 2006 share-based compensation expense impact of $12.6 million, $0.8 million and $0.4 million for the Financial, Health and Investment segments, respectively.

Adjusted operating margin is a non-GAAP financial measure that the Company believes is useful to investors because it provides more visibility and insight into how management views the underlying operating performance of the Company. Management excludes the impact of pass-through customer reimbursements and prescription product costs and includes the pro forma share-based compensation expense impact in the first quarter of 2005 due to the prospective adoption of SFAS 123R, effective January 1, 2006.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

[GRAPHIC OMITTED]

FISERV, INC. AND SUBSIDIARIES
INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)
(Unaudited)

	Three months ended March 31,
Segment	2006	2005
Financial	9%	3%
Health	14%	14%
Investment	5%	8%

TOTAL	10%	6%

	Adjusted (2) Three months ended March 31,
	2006	2005
Financial	8%	5%
Health	3%	4%
Investment	5%	8%

TOTAL	7%	5%

(1) Internal revenue growth percentages are measured as the increase in total revenues for the current period less “acquired revenue from acquisitions” divided by total revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $25.6 million ($21.2 million in the Financial segment and $4.4 million in the Health segment) for the first quarter of 2006 and represents pre-acquisition revenue of acquired companies, less dispositions, for the comparable prior year period.

(2) The adjusted internal revenue growth percentages exclude the impact of customer reimbursements and prescription product costs, which are both included in revenues and expenses under GAAP. See page 9 footnotes 2 and 3 for further information.

Actual and adjusted internal revenue growth percentages are non-GAAP financial measures that the Company believes are useful to investors because they present separately internal and acquisition-related revenue growth both including and excluding customer reimbursements and prescription product costs that must be presented under GAAP in revenue.

SELECTED FINANCIAL INFORMATION
(In thousands, unaudited)

Free Cash Flow	Three Months Ended March 31,
	2006	2005
Net cash provided by operating activities	$190,467	$135,032
Capital expenditures	(47,172)	(31,772)

Free cash flow	$143,295	$103,260

Free cash flow is measured as net cash provided by operating activities less capital expenditures including capitalization of software costs for external customers, as reported in the Company’s condensed consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the Company believes is useful to investors because it measures cash flow after the Company has satisfied the capital requirements of its operations.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

[GRAPHIC OMITTED]

Segment Results

Financial Segment:

        The Company’s largest operating segment began 2006 with solid performance during the first quarter with revenues of $781.1 million and an adjusted operating margin of 24%. Flood claims processing revenue in the first quarter of 2006 was $30.3 million as compared to $8.7 million in revenue in the first quarter of 2005, which positively impacted the adjusted operating margin compared to 2005.  Substantially all of the flood claims remaining at December 31, 2005 had been processed by the end of the first quarter of 2006. In the first quarter of 2006, contract termination fees in the Financial segment were $3.9 million down from $14.9 million in the first quarter of 2005, which negatively impacted the adjusted operating margin compared to 2005.

        The adjusted internal revenue growth rate for the Financial segment was 8% for the first quarter of 2006 and 5% for the comparable period in 2005. The incremental 2006 flood claims processing revenues positively impacted the Financial segment adjusted internal revenue growth rate by 3 percentage points and this was offset by a decrease in contract termination fees that negatively impacted the 2006 rate by approximately 2 percentage points. The other large positive contributors to the 2006 rate were increased volumes in the lending division’s loan settlement services businesses, increased revenue associated with new client growth and cross sales in the credit union operations and incremental revenue associated with the Australian check processing business that began operations in mid-April of 2005.

Health Segment:

        The Health segment revenues were $281.2 million in the first quarter of 2006 and the adjusted operating margin was 17%. The decrease in the first quarter 2006 adjusted operating margin compared to 2005 was primarily due to expenses related to investments in the Company’s consumer-directed health care initiative and health plan business process outsourcing start-up business and lower revenue in 2006 related to processing one-time claims for lost clients, as fewer clients were lost to competition.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

[GRAPHIC OMITTED]

FISERV, INC. AND SUBSIDIARIES
2005 CONSOLIDATED STATEMENT OF INCOME
SUPPLEMENTAL QUARTERLY INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
Revenues:
Processing and services	$693,986	$708,958	$722,984	$765,624
Product	279,128	287,468	288,661	312,669

Total revenues	973,114	996,426	1,011,645	1,078,293

Expenses:
Cost of processing and services	440,459	453,816	470,787	490,185
Cost of product	221,440	229,055	239,680	252,533
Selling, general and administrative	123,199	126,310	129,659	136,959

Total expenses	785,098	809,181	840,126	879,677

Operating income	$188,016	$187,245	$171,519	$198,616

Segment Revenues:
Financial:
Processing & services	$566,629	$583,744	$596,661	$636,929
Product	131,407	130,248	122,270	140,191

Total revenues	$698,036	$713,992	$718,931	$777,120

Health:
Processing & services	$94,610	$90,498	$93,613	$94,460
Product	147,721	157,220	166,391	172,478

Total revenues	$242,331	$247,718	$260,004	$266,938

Investment:
Processing & services	$32,747	$34,716	$32,710	$34,235
Product	--	--	--	--

Total revenues	$32,747	$34,716	$32,710	$34,235

Note: This supplemental schedule provides the 2005 reclassified revenues and expenses by quarter due to the reclassified consolidated statements of income filed in the Company’s 2005 Annual Report on Form 10-K.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com